EXHIBIT 4.25

                         REGISTRATION RIGHTS AGREEMENT


        This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of April 1, 2003, by and among CYTOMEDIX, INC., a Delaware corporation, with its headquarters located at 1523 South Bowman Rd., Suite A, Little Rock, Arkansas 72211 (the "Company"), and the undersigned (together with any permitted assignee or transferee of any of her registration rights hereunder, the "Consultant").

WHEREAS:

     A. In connection with the Consulting Agreement, of even date herewith, by and between the undersigned Consultant and the Company (the "Consulting
Agreement"), the Company has agreed to issue to the undersigned Consultant a warrant, of even date herewith, convertible into 1,000,000 shares of the Company's common stock (including any other securities into which such warrant is or shall become exercisable, the "Common Stock"), upon the terms and subject to the limitations and conditions set forth in such warrant (the "Warrant");

     B. To induce the undersigned Consultant to enter into the Consulting Agreement with the Company, and to accept the Warrant as partial consideration for the undersigned Consultant's obligations under the Consulting Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws;

     C. NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the undersigned Consultant hereby agree as follows:

1.      DEFINITIONS.

     As used in this Agreement, the following terms shall have the following meanings:

     (i) "Registrable Securities" means the shares of Common Stock issued or issuable upon exercise or otherwise pursuant to the Warrant and any shares of Common Stock issued or issuable as a dividend on or in exchange for or otherwise with respect to the any of the foregoing, provided, that any shares of Common Stock which have been sold pursuant to a registration statement or which may be sold without registration or restriction (including volume limitations) shall cease to be Registrable Securities hereunder.

     (ii) "SEC" refers to the United States Securities and Exchange Commission.

2.      REGISTRATION.

     (a) Registration.

     (i) At any time after 120 days after the date of this Agreement, if the Company receives a written request from Consultant that the Company effect a registration of the Registrable Securities, the Company shall, at its cost, prepare and file within 60 days and have declared effective as soon as practicable thereafter a registration statement (the "Registration Statement") on an appropriate form under the 1933 Act, relating to the offer and sale of the Registrable Securities by the Consultant from time to time in accordance with


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Rule 415  under  the 1933  Act or any  successor  rule  providing  for  offering securities on a continuous basis. For such purpose, the term "Registrable Securities" shall be deemed to include the number of shares which would be issuable to Consultant upon conversion of the Warrant held by Consultant at such time. Provided, however, that for purposes of this Agreement, the obligation of the Company hereunder to prepare, file or maintain the effectiveness of the Registration Statement shall be deemed satisfied to the extent that the Registrable Securities have been included for registration within any existing and effective registration statement of the Company filed with the SEC pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis.

          (ii) The Company shall use its best efforts to keep the Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the holders of the Registrable Securities until such date as is the earlier of: (i) the date on which all of the Registrable Securities covered by the Registration Statement have been sold pursuant thereto, and (ii) the date on which the Registrable Securities (in the opinion of counsel to the Consultant) may be immediately sold to the public without registration or restriction (including without limitation to volume) under the 1933 Act (the "Registration Period").

          (iii) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Registration Statement, and the related prospectus and any amendment or supplement thereto, as of the effective date of the Registration Statement, or amendment or supplement thereto, (A) to comply in all material respects with the applicable requirements of the 1933 Act and the rules and regulations of the SEC and
     (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) Designation of Counsel for Consultant. The Consultant along with other persons beneficially owning at least fifty-five percent (55%) of the Registrable Securities to be covered by the Registration Statement shall have the right to select (i) one legal counsel to represent the interests of all holders of Registrable Securities covered by the Registration Statement, and (ii) in the event that the registration pursuant to Rule 415 under the 1933 Act contemplated by Section 2(a) hereof (the "Registration") or any portion thereof involves an underwritten offering, subject to the approval of the Company not to be unreasonably withheld, an investment banker or bankers and manager or managers to administer the offering.

     (c) Payments By the Company. The Company shall use its best efforts to obtain effectiveness of the Registration Statement as soon as practicable. If
(i) the Registration  Statement  required to be filed by the Company pursuant to
Section 2(a)(i) hereof is not filed and declared effective in accordance with that provision; (ii) after the Registration Statement has been declared effective by the SEC, sales of all of the Registrable Securities cannot be made pursuant to the Registration Statement; or (iii) the Common Stock ceases to be listed or included for quotation on the Nasdaq National Market ("NASDAQ"), the Nasdaq SmallCap Market ("NASDAQ SMALLCAP"), the New York Stock Exchange (the "NYSE") or the American Stock Exchange (the "AMEX") after being so listed or included for quotation at any time following the date of this Agreement or ceases to be traded on the Over-the-Counter Bulletin Board (the "OTC BB") prior to being listed or included for quotation on one of the aforementioned markets, then the Company will make payments to the Consultant participating in such Registration such amounts and at such times as shall be determined pursuant to this Section 2(c) as partial relief for the damages to Consultant by reason of any such delay in or reduction of her ability to sell the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity). The Company shall pay to the Consultant participating in such Registration a dollar amount equal to (A) the number of shares of Common Stock that Consultant has offered in such Registration (the "Offered Shares") multiplied by (B) the product of one-hundredth (0.01) multiplied by the sum of:


REGISTRATION RIGHTS AGREEMENT - Page 2

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(x) the number of months  (prorated  for  partial  months)  after the end of the aforementioned 60-day period following demand and prior to the date the Registration Statement is declared effective by the SEC, provided, however, that
there  shall  be  excluded   from  such  period  any  delays  which  are  solely
attributable to changes required by the Consultant in the Registration Statement with respect to information relating to the Consultant, including, without limitation the failure of the Consultant to meet the obligations set forth in
Section 4(b) below in a reasonably prompt manner; plus (y) the number of months (prorated for partial months) that sales of all of the Registrable Securities cannot be made pursuant to the Registration Statement after the Registration Statement has been declared effective (including, without limitation, when sales cannot be made by reason of the Company's failure to properly supplement or amend the prospectus included therein in accordance with the terms of this Agreement), plus (z) the number of months (prorated for partial months) that the Common Stock is not listed or included for quotation on the OTC BB, Nasdaq, Nasdaq SmallCap, NYSE or AMEX after initially being so listed or included for quotation, or that trading thereon is halted after the Registration Statement has been declared effective. (For example, if the Registration Statement becomes effective one (1) month after the end of the aforementioned 60-day period, the Company would pay $2,500 for each 250,000 Offered Shares. If thereafter, sales could not be made pursuant to the Registration Statement for an additional period of one (1) month, the Company would pay an additional $2,500 for each 250,000 Offered Shares.) Such amounts shall be paid in cash or, at Consultant's option, in shares of Common Stock priced at the average of the lowest three (3) closing bid prices during the 20 trading days prior to the payment date.

     (d) Eligibility For Form S-3. The Company is not eligible to use Form S-3 for registration of the sale by the Consultant of the Registrable Securities. The Company agrees to file all reports required to be filed by the Company with the SEC in a timely manner in order to become eligible to use Form S-3.

3. OBLIGATIONS OF THE COMPANY.

     In connection with the Registration the Company shall have the following obligations:

     (a) Upon demand by Consultant in accordance with paragraph 2(a)(i), the Company shall promptly prepare and file with the SEC the Registration Statement, and thereafter use its best efforts to (i) cause the Registration Statement to become effective as soon as possible after such filing, and shall use its best efforts to keep the Registration Statement effective at all times during the Registration Period, including, without limitation, the preparation and filing with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and (ii) during the Registration Period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement. At the request of persons beneficially owning at least fifty-five percent (55%) of the Registrable Securities covered by the Registration Statement, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the
Registration Statement and any prospectus used in connection with the Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement. In the event the number of shares available under the Registration Statement at any time is insufficient to cover all of the Registrable Securities issued or issuable upon exercise of the Warrants, the Company shall amend the Registration Statement, or file a new registration statement (on the short form available therefore, if applicable), or both, so as to cover all of the Registrable Securities. The Company shall use its best efforts to cause any such amendment and/or new registration statement to become effective as soon as practicable, but in any event within 75 days after the date on which the Company reasonably first determines (or reasonably should have determined) the need therefore. In the event of a breach by the Company of the provisions of this Section 3(a), the Company will be required to make payments pursuant to Section 2(c) hereof; provided that, with respect to



REGISTRATION RIGHTS AGREEMENT - Page 3
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any breach relating to an amendment and/or new registration  statement  required to be made effective pursuant hereto, the provisions of Section 2(c) shall be deemed to become applicable immediately following the 75-day period referred to in this Section 3(a).

     (b) The Company shall permit the Consultant and a single firm of counsel designated by the holders of Registrable Securities in accordance with Section 2(b) to review the Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof) a reasonable period of time prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects and will not request acceleration of the Registration Statement without prior notice to the Consultant and such counsel. The sections of the Registration Statement covering information with respect to the Consultant, the Consultant's beneficial ownership of securities of the Company or the Consultant's intended method of disposition of Registrable Securities shall conform to the information provided to the Company by Consultant, except to the extent violative of applicable law.

     (c) The Company shall furnish to Consultant whose Registrable Securities are included in the Registration Statement and her legal counsel, without charge, such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as Consultant may reasonably request in order to facilitate the disposition of the Registrable Securities owned by Consultant in accordance with the Registration Statement. The Company will promptly notify Consultant by facsimile of the effectiveness of the Registration Statement or any post-effective amendment. The Company shall promptly respond to any and all comments received from the SEC (which comments shall promptly be made available to the Consultant upon request, unless they relate to information for which the Company has sought confidential treatment), with a view towards causing the Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable, shall promptly file an acceleration request as soon as practicable (but in no event more than 2 business days) following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that the Registration Statement or any amendment thereto will not be subject to review and shall promptly file with the SEC a final prospectus as soon as practicable (but in no event more than 2 business days) following receipt by the Company from the SEC of an order declaring the Registration Statement effective. In the event of a breach by the Company of the provisions of this Section 3(c), the Company will be required to make payments pursuant to Section 2(c) hereof; provided that, with respect to any breach relating to the filing of an acceleration request or final prospectus, the provisions of Section 2(c) shall be deemed to become applicable immediately following the 2-day period referred to in this Section 3(c).

     (d) The Company shall give written notice to the Consultant (which notice pursuant to clauses (ii) - (v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

               (i) when the Registration Statement or any amendment thereto has been filed with the SEC and when the Registration Statement or any post-effective amendment thereto has become effective;

               (ii) of any request by the SEC for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

               (iii) of the issuance by the SEC any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;


REGISTRATION RIGHTS AGREEMENT - Page 4

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               (iv) of the  receipt by the  Company or its legal  counsel of any notification with respect to the suspension of the qualification of the Registrable Securities or the initiation or threatening of any proceeding for such purpose; and

               (v) of the happening of any event that requires the Company to make changes in the Registration Statement or the prospectus in order that the Registration Statement or the prospectus does not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (e) The Company shall make every reasonable effort to obtain the withdrawal at the earliest possible time of any order suspending the effectiveness of the Registration Statement. Upon the occurrence of any event contemplated by clauses
(ii) through (v) of Section 3(d) above, the Company shall promptly prepare and file a post-effective amendment to the Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Consultant, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (f) Prior to any public offering of the Registrable Securities pursuant to the Registration, the Company shall register or qualify or cooperate with the holders of Registrable Securities included therein and their respective counsel in connection with the registration or qualification of the Registrable Securities for offer and sale under the securities or "blue sky" laws of such states of the United States as Consultant reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

     (g) In the event the requisite number of persons holding Registrable Securities select underwriters for the offering, subject to the Company's approval rights pursuant to Section 2(b), the Company shall enter into such customary agreements (including, if requested, an underwriting agreement including customary indemnification and contribution obligations) and take all such other action as such requisite number of persons holding Registrable Securities shall reasonably request in order to facilitate the disposition of the Registrable Securities pursuant to the Registration.

     (h) The Company, if requested by any holder of the Registrable Securities covered thereby, shall cause (i) its counsel to deliver an opinion and updates thereof relating to the Registrable Securities in customary form addressed to the selling holders of the applicable Registrable Securities or the managing underwriters, if any, thereof and dated, in the case of the initial opinion, the effective date of such Registration Statement, it being agreed that the matters to be covered by such opinion shall include, without limitation, the due incorporation and good standing of the Company and its subsidiaries, if any; the due authorization, execution and delivery of the relevant agreement of the type referred to in Section 3(g) hereof; the due authorization, execution, authentication and issuance, and the validity and enforceability, of the Registrable Securities; the absence of material legal or governmental proceedings involving the Company; the absence of governmental approvals required to be obtained in connection with the Registration Statement, the offering and sale of the Registrable Securities or any agreement of the type referred to in Section 3(g) hereof; the compliance as to form of such Registration Statement and any documents incorporated by reference therein with the requirements of the 1933 Act and any other applicable securities laws; and, as of the date of the opinion and as of the effective date of the Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from such Registration Statement and the prospectus included



REGISTRATION RIGHTS AGREEMENT - Page 5

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therein, as then amended or supplemented, and from any documents incorporated by reference therein, of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any such documents, in the light of the circumstances existing at the time that such documents were filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), all subject to customary assumptions and qualifications and otherwise in form and content customary for similar opinions; and (ii) its officers to execute and deliver all customary documents and certificates and updates thereof requested by the selling holders of the applicable Registrable Securities or any underwriters of the applicable Registrable Securities.

     (i) The Company shall make available for inspection by (i) any  Consultant,
(ii) any underwriter participating in any disposition pursuant to the Registration Statement, (iii) one firm of attorneys or other agents retained by the Consultant pursuant to Section 2(b), and (iv) one firm of attorneys retained by all such underwriters (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to an Consultant) of any Record or other information in accordance with the provisions of Section 4(c).

     (j) The Company shall hold in confidence and not make any disclosure of information concerning an Consultant provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Consultant is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to Consultant prior to making such disclosure, and allow the Consultant, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

     (k) The Company shall (i) cause all the Registrable Securities covered by the Registration Statement to be listed on each national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) to the extent the securities of the same class or series are not then listed on a national securities exchange, secure the designation and quotation, of all the Registrable Securities covered by the Registration Statement on Nasdaq or, if not eligible for Nasdaq, on Nasdaq SmallCap or, if not eligible for Nasdaq or Nasdaq SmallCap, on the OTC BB and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities. In the event of a breach by the Company of the provisions of this Section 3(k), the Company will be required to make payments pursuant to Section 2(c) hereof.

     (l) The Company shall cooperate with the Consultant who holds Registrable Securities being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Consultant may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Consultant may request.

REGISTRATION RIGHTS AGREEMENT - Page 6
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     (m) The  Company  shall  use its  best  efforts  to take  all  other  steps necessary to effect the registration of the Registrable Securities contemplated hereunder to be covered by the Registration Statement.

4. OBLIGATIONS OF THE CONSULTANT.

     In connection with the Registration, the Consultant shall have the following obligations:

     (a) It shall be a condition precedent to the obligations of the Company to complete the Registration pursuant to this Agreement with respect to the Registrable Securities of a particular Consultant that Consultant shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with the Registration as the Company may reasonably request; provided that in any event the Company provides Consultant with reasonable advance notice of any such information that the Company requires from Consultant.

     (b) Consultant, by her acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation, filing and maintaining of effectiveness of the Registration Statement, unless Consultant shall have notified the Company in writing of Consultant's election to exclude all of Consultant's Registrable
Securities from the Registration Statement, except to the extent any such requested information is required by the SEC or by applicable law to be included in any such Registration Statement.

     (c) Until the Registration Statement is filed with the SEC, the Company may require the Consultant (including, for purposes of this Section 4(c), any Inspector representing Consultant in accordance with the provisions of Section 3(i)) to agree to keep confidential any non-public information, relating to the Company, received by Consultant in accordance with this Section 4(c) and not disclose such information (other than to an affiliate or prospective purchaser who agrees to respect the confidentiality provisions of this Section 4(c)); provided that Consultant shall be released from her confidentiality obligations hereunder to the extent necessary to permit Consultant to trade her Registrable Securities in compliance with the securities laws if the Company breaches its obligations to timely file the Registration Statement and Consultant shall be relieved of its confidentiality obligations hereunder if the release of such information is required by law or necessary to respond to inquiries of regulatory authorities; provided, further, however, that Consultant shall not be relieved of her confidentiality obligation with respect to any such information otherwise permitted to be released pursuant to this Section 4(c) that is not material to the Company. The foregoing requirement shall exclude information which (i) is or becomes generally available to the public other than as a result of disclosure by the Consultant or the Consultant's Representatives, or (ii) becomes available to the Consultant or any of the Consultant's Representatives on a non-confidential basis from a source other than the Company or its affiliates or Representatives, provided that neither the Consultant or any of the Consultant's Representatives is aware that such source is under an obligation (whether contractual, legal or fiduciary) to the Company or its affiliates or Representatives to keep such information confidential. For purposes hereof, the "Representatives" of any entity means such entity's directors, officers, employees, Inspector(s), legal and financial advisors, accounts and other agents and representatives.

     (d) In the event Consultant (with the approval of the Company in accordance with Section 2(b)) determines to engage the services of an underwriter, Consultant agrees to enter into and perform Consultant's obligations under an

REGISTRATION RIGHTS AGREEMENT - Page 7
underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless Consultant has notified the Company in writing of Consultant's election to exclude all of Consultant's Registrable Securities from such Registration Statement.

     (e) Consultant agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(d), Consultant will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until Consultant's receipt of copies of the applicable supplemented or amended prospectus and, if so directed by the Company, Consultant shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in Consultant's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

     (f) Consultant may not participate in any underwritten Registration hereunder unless Consultant (i) agrees to sell her Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to Section 5 below.

5. EXPENSES OF REGISTRATION.

     All reasonable expenses, other than underwriting discounts and commissions and stock transfer taxes, if any, incurred in connection with the Registration pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualification fees, printers and accounting fees, and the fees and disbursements of counsel for the Company, shall be paid by the Company. In addition, the Company shall pay the fees and disbursements of one legal counsel to represent the interests of all persons selling securities pursuant to the Registration Statement, if so designated in accordance with Section 2(b), but in no case shall the Company be required to pay fees and disbursements to this counsel in excess of $25,000.


6. INDEMNIFICATION.

     (a) To the extent permitted by law, the Company will indemnify, hold harmless and defend (i) Consultant if she holds Registrable Securities covered by the Registration Statement, (ii) the directors, officers, partners and each person who controls any Consultant within the meaning of the 1933 Act or the Exchange Act, if any, (iii) any underwriter (as defined in the 1933 Act) for the Consultant, and (iv) the directors, officers, partners, employees and each person who controls any such underwriter within the meaning of the 1933 Act or the Exchange Act, if any (each, an "Indemnified Person"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of the Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission


REGISTRATION RIGHTS AGREEMENT - Page 8
to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the 1933 Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in Section 6(c) with respect to the number of legal counsel, the Company shall reimburse the Indemnified Person for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company in accordance with the provisions hereof; (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; (iii) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, such corrected prospectus was timely made available by the Company in accordance with the provisions hereof, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it, and (iv) in the case of gross negligence or willful misconduct by Consultant. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Consultant pursuant to Section 9.


     (b) Consultant agrees severally and not jointly to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the 1933 Act or the Exchange Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the 1933 Act or the Exchange Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the 1933 Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation by Consultant, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by Consultant expressly for use in connection with the Registration Statement (or prospectus forming a part thereof); and subject to Section 6(c) Consultant will reimburse any legal or other expenses incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply (i) to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of Consultant, which consent shall not be unreasonably withheld and (ii) in the case of gross negligence or willful misconduct by the Company; provided, further, however, that the Consultant shall be liable under this Agreement (including this Section 6(b) and Section 7) for only that amount as does not exceed the net proceeds to Consultant as a result of the sale of Registrable Securities pursuant to the

REGISTRATION RIGHTS AGREEMENT - Page 9

Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Consultant pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

     (c) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this
Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by Consultant and/or persons holding at least fifty-five percent (55%) of the Registrable Securities included in the Registration Statement to which the Claim relates, if the Consultant is entitled to indemnification hereunder, or the Company, if the Company is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

7. CONTRIBUTION.

     To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6, (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (iii) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8.      REPORTS UNDER THE EXCHANGE ACT.

     With a view to making available to the Consultant the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Consultant to sell Registrable Securities to the public without registration ("Rule 144"), the Company agrees to:

     (a) make and keep public information available, as those terms are understood and defined in Rule 144;

REGISTRATION RIGHTS AGREEMENT - Page 10

     (b) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

     (c) furnish to Consultant so long as Consultant owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and
(iii) such other information as may be reasonably requested to permit the Consultant to sell such securities pursuant to Rule 144 without registration.

9.      ASSIGNMENT OF REGISTRATION RIGHTS.

     Subject to the written approval of the Company not to be unreasonably withheld, the rights under this Agreement are automatically assignable by the Consultant to any transferee of Registrable Securities having a value of at least $50,000 (based upon the exercise price of the Warrant as of the date of assignment or, with respect to Registrable Securities already issued pursuant to exercise of a Warrant, the average of the lowest 3 closing bid prices for shares of such Registrable Security during the 20 trading days prior to the assignment) if: (i) the Consultant agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee and the circumstances in which such Registrable Securities are being transferred, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, (v) such transfer shall have been made in accordance with the applicable requirements of the Securities
Purchase Agreement and applicable securities laws, and (vi) such transferee shall be an "Accredited Investor" as that term defined in Rule 501 of Regulation D promulgated under the 1933 Act.

10.     AMENDMENT OF REGISTRATION RIGHTS.

     Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company and Consultant. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon Consultant and the Company.

11.     MISCELLANEOUS.

     (a) A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

     (b) Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery

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

service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be: If to the Company:

     Cytomedix, Inc.
     1523 South Bowman Rd., Suite A
     Little Rock, Arkansas  72211
     Attention:  President and Chief Executive Officer
     Telephone:      501-219-2111
     Facsimile:      501-219-2114

     With copy to:

     Williams & Anderson PLC
     111 Center St., 22nd floor
     Little Rock, Arkansas 72201
     Attention:      Peter G. Kumpe
     Telephone:      501-372-0800
     Facsimile:      501-372-6453

If to Consultant: at her address as shown on the books of the Company.

     With a copy to:

     Gardere Wynne Sewell
     1601 Elm Street, Suite 3000
     Dallas, Texas  75201
     Attention:      W. Robert Dyer, Jr.
     Telephone:      214-999-4574
     Facsimile:      214-999-3574

     (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

     (d) THIS AGREEMENT SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARKANSAS APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE
JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN LITTLE ROCK, ARKANSAS WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT ANY PARTY'S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. ALL PARTIES AGREE THAT A FINAL NON-APPEALABLE

 REGISTRATION RIGHTS AGREEMENT - Page 12

JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS AGREEMENT SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS' FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

     (e) In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

     (f) This Agreement, the Consulting Agreement (including all schedules and exhibits thereto), and the Warrant constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Consulting Agreement (including all schedules and exhibits thereto), and the Warrant supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

     (g) Subject to the requirements of Section 9 hereof, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

     (h) The headings in this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

     (i) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

     (j) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     (k) Except as otherwise provided herein, all consents and other determinations to be made by the Consultant pursuant to this Agreement shall be made by Consultant and other persons holding at least fifty-five percent (55%) of the Registrable Securities, determined as if the Warrant(s) then outstanding have been converted into Registrable Securities.

     (l) The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Consultant by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of any of the provisions under this Agreement, that Consultant shall be entitled, in addition to all other available remedies in law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without


REGISTRATION RIGHTS AGREEMENT - Page 13
the necessity of showing economic loss and without any bond or other security being required. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     IN WITNESS WHEREOF, the Company and the undersigned Consultant has caused this Agreement to be duly executed as of the date first above written.



CYTOMEDIX, INC. :


By:
        --------------------------------------
        Kent T. Smith, Chief Executive Officer


CONSULTANT:


By:
        ---------------------------------------
        Nadine C. Smith














REGISTRATION RIGHTS AGREEMENT - Page 14